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                                                                    EXHIBIT 10.6

                          PROPERTY MANAGEMENT AGREEMENT

        THIS PROPERTY MANAGEMENT AGREEMENT (this "Agreement") made as of the 9th day of January 2001, among USRP Funding 2001-A, L.P., a Delaware limited partnership (the "Issuer"), U.S. Restaurant Properties Operating, L.P., a Delaware limited partnership (the "Property Manager"), and Wells Fargo Bank Minnesota, N.A., a national banking association (the "Indenture Trustee"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, dated as of January 9, 2001 (the "Indenture"), between the Issuer and the Indenture Trustee.

                                    ARTICLE I
                             ESTABLISHMENT OF AGENCY

        1.1. EXCLUSIVE AGENCY. Issuer hereby appoints the Property Manager and the Property Manager hereby accepts appointment on the terms and conditions hereinafter provided as sole and exclusive leasing, managing, and operating agent of the Properties, such agency to be performed in accordance with the terms and conditions set forth in this Agreement and the Indenture. Issuer warrants and represents to the Property Manager that it has valid fee or leasehold title to the Properties with all requisite authority to appoint the Property Manager and to enter into this Agreement. It shall be the Property Manager's obligation hereunder to generally enforce the obligations of the tenants ("Tenant" or "Tenants") under the leases (hereinafter individually referred to as "Lease" and collectively as "Leases") of the Properties in the name of and on behalf Issuer and the Indenture Trustee.

        1.2. REPRESENTATIONS AND WARRANTIES OF THE PROPERTY MANAGER.

        (a) The Property Manager represents and warrants to the other parties hereto, and for the benefit of the Issuer, the Indenture Trustee and the Noteholders, as of the Closing Date:

                  (i) The Property Manager is a limited partnership duly created and validly existing, in good standing under the laws of the State of Delaware and is in compliance with the laws of each State in which any Property is located to the extent the failure to be so in compliance would affect materially and adversely the enforceability of the related Lease and its performance under this Agreement;

                  (ii) The execution and delivery of this Agreement by the Property Manager, and the performance and compliance with the terms of this Agreement by the Property Manager, will not violate its organizational documents or constitute an event which, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

                  (iii) The Property Manager has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

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                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Property Manager, enforceable against the Property Manager in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Property Manager is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Property Manager's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Property Manager to perform its obligations under this Agreement or the financial condition of the Property Manager; and

                  (vi) No litigation is pending or, to the best of the Property Manager's knowledge, threatened against the Property Manager that, if determined adversely to the Property Manager, would prohibit the Property Manager from entering into this Agreement or that, in the Property Manager's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Property Manager to perform its obligations under this Agreement or the financial condition of the Property Manager.

        (b) The representations and warranties of the Property Manager set forth in this Section 1.2 shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made until all amounts owed to the Noteholders under or in connection with this Agreement, the Indenture and the Notes have been indefeasibly paid in full. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

        (c) Any successor Property Manager shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 1.2(a), subject to such appropriate modifications to the representation and warranty set forth in Section 1.2(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

        1.3. RECORDINGS AND FILINGS; BOOKS AND RECORDS; DOCUMENT DEFECTS.

        (a) In connection with the Grant made by the Issuer to the Indenture Trustee pursuant to the Granting Clause of the Indenture and the delivery of the Lease Files for the Leases to the Indenture Trustee in furtherance of such Grant, (1) each Mortgage and UCC Financing Statement referred to in the definition of "Lease File" in the Indenture has been submitted to the appropriate Title Company (as defined below) on or before the Closing Date for recording or filing, as the case may be, in the appropriate public office for real property records or for UCC Financing Statements, at the expense of USRP and (2) each title insurance binder or commitment referred to in the definition of "Lease File" herein shall be issued as a final title insurance policy by the title companies (the "Title Companies") issuing same (the "Title Insurance Policies"). Each such Mortgage shall

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reflect that it should be returned by the public recording office to the
Indenture Trustee following recording, and each such UCC Financing Statement shall reflect that the file copy thereof should be returned to the Indenture Trustee following filing, provided that, in those instances where the public recording office retains the original Mortgage, the Property Manager, on behalf of the Indenture Trustee, shall obtain therefrom a certified copy of the recorded original. Each of the Title Companies issuing the Title Insurance Policies have been instructed to deliver such policies to the Indenture Trustee. The Property Manager, on behalf of Indenture Trustee, shall diligently pursue with the Title Companies the return of each of the Mortgages and UCC Financing Statements from the appropriate recording or filing offices and the delivery of the Title Insurance Policies by the related Title Companies. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Indenture Trustee shall notify the Property Manager and the Property Manager shall promptly prepare and cause to be executed a substitute therefor or cure such defect, as the case may be, and thereafter, the Property Manager shall cause the same to be duly recorded or filed, as appropriate. The Property Manager shall perform all obligations that the Indenture Trustee may have under the Mortgages prepared for Properties located in the States of Missouri and Pennsylvania. The Indenture Trustee shall cooperate as necessary for the Property Manager to perform such obligations.

        The Issuer shall, to the same extent set forth in the Indenture, reimburse, indemnify and hold harmless the Indenture Trustee from any loss, liability or expense incurred by the Indenture Trustee in connection with the Property Manager's performance of the Indenture Trustee's obligations under any Mortgage.

        (b) The Issuer shall deliver to and deposit with, or cause to be delivered to and deposited with, the Property Manager all documents and records in the possession of the Issuer or USRP that relate to the Properties and the Leases and that are not required to be a part of a Lease File in accordance with the definition thereof, and the Property Manager shall hold all such documents and records in trust on behalf of the Indenture Trustee. The Property Manager's possession of such documents and records shall be at the will of the Issuer and the Indenture Trustee for the sole purpose of facilitating the servicing of the Properties and Leases pursuant to this Agreement and such possession by the Property Manager shall be in a custodial capacity only on behalf of the Indenture Trustee. The ownership of such documents and records shall be vested in the Issuer, subject to the lien of the Indenture, and the ownership of all documents and records with respect to the Properties and the Leases that are prepared by or which come into possession of the Property Manager shall immediately vest in the Issuer, subject to the lien of the Indenture, and shall be delivered to and deposited with the Property Manager and retained and maintained in trust by the Property Manager in such custodial capacity only on behalf of the Indenture Trustee, except as otherwise provided herein. All such documents and records shall be appropriately marked to clearly reflect the ownership of such documents and records by the Issuer, subject to the lien of the Indenture and the applicable Mortgage, and that such documents and records are being held on behalf of the Indenture Trustee, and the Property Manager shall release such documents and records from its custody only in accordance with this Agreement.

        (c) If any party hereto discovers that any document constituting a part of a Lease File has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in Schedule 1 to the Contribution Agreement or does

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not appear to be regular on its face (each, a "Document Defect"), or that any of the representations or warranties of USRP set forth in Section 2 of the Contribution Agreement are incorrect in any material respect (each, a "Breach"), such party shall give prompt written notice thereof to the other parties thereto. Upon its discovery or receipt of notice of any such Document Defect or Breach, the Property Manager shall notify USRP. If USRP does not correct any Document Defect or Breach within the time periods and in accordance with the provisions of the Contribution Agreement, the Property Manager, or if it fails to do so, the Indenture Trustee, shall upon direction from the Directing Noteholder and subject to the Indenture, on behalf of the Issuer, exercise such rights and remedies as the Issuer may have (or the Indenture Trustee may have as third party beneficiary) under the Contribution Agreement with respect to such Document Defect or Breach, as applicable.

        (d) Notwithstanding the foregoing, the delivery of a commitment to issue a policy of owner's title insurance in lieu of the delivery of the actual policy of owner's title insurance shall not be considered a Document Defect with respect to any Lease File if such actual policy of insurance is delivered to the Indenture Trustee not later than 270 days after the Closing Date.

ARTICLE II
                      PROPERTY MANAGER'S DUTIES AND POWERS

        2.1. GENERAL. The Property Manager shall manage, coordinate and supervise the ordinary and usual business and affairs pertaining to the operation, maintenance and management of the Properties. Without limiting the foregoing or any other provision in this Agreement, the Property Manager shall have such responsibilities and obligations, and shall perform and take, or cause to be performed or taken, all services and actions customarily performed or taken by property managers of properties which are similar in nature, location and character to the Properties. The Property Manager shall take all action necessary to cause compliance by the Issuer with its obligations under the Indenture, including, without limitation, Article XI of the Indenture, and shall perform all such duties and obligations specified to be performed by the Property Manager in the Indenture, including, without limitation, Article XI of the Indenture, as if fully set forth herein. The Property Manager shall perform all of its duties in an efficient and economical manner, subject to the direction of the Issuer and pursuant to the terms and provisions of this Agreement and the Indenture.

        2.2. COLLECTIONS OF RENTS AND OTHER MONIES.

        (a) Everything done by the Property Manager under the provisions of this
Article II shall be done as the agent of the Issuer and the Indenture Trustee and all obligations or expenses incurred hereunder shall, except as otherwise specifically provided, be for the account of, on behalf of, and at the expense of the Issuer payable from the proceeds of the Collateral as set forth in the Indenture. The Property Manager shall use its best, diligent efforts to collect all rents and other charges due from all Tenants at the Properties under their respective Leases and shall deposit or cause to be deposited all such monies into the Collection Account pursuant to Section 2.11 of this Agreement.

        (b) Except as otherwise directed in writing by the Issuer, the Property Manager shall take all such actions as the Property Manager shall deem necessary or advisable to collect the aforesaid rents and other charges and to enforce all rights and remedies of the Issuer under the Leases or to protect the interests of Issuer and the Indenture Trustee, including, without limitation, the preparation

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and delivery to Tenants of all "late payment," default and other appropriate notices, requests, bills, demands and statements. The Property Manager may retain, with the Issuer's prior consent, legal counsel, collection agencies and such other persons and firms as the Property Manager shall deem appropriate or advisable to enforce, the rights and remedies of the Issuer and the Indenture Trustee against any Tenant in default in the performance of its obligations under a Lease.

        (c) Nothing herein shall be construed as a guarantee by the Property Manager as to the credit worthiness of or of the collectibility of accounts receivable from the Tenants.

        2.3. RENTING OF PREMISES. The Property Manager shall, and shall cause the Issuer to, comply with the provisions of Section 11.03. The Property Manager shall not be authorized to enter into a new lease or modify an existing Lease without the Directing Noteholder's prior written approval, which approval shall be obtained and given in accordance with Section 11.03(c) of the Indenture. In the event the Property Manager obtains a new Tenant or a renewal of a Lease, the Property Manager shall be entitled to pay a reasonable brokerage commission to its employee who negotiated such Lease or renewal, and the brokerage commission shall be a reimbursable expense hereunder. The Property Manager is also authorized to incur reasonable outside brokerage fees in the leasing of a Property and such brokerage commission shall be a reimbursable expense hereunder.

        2.4. COMPLIANCE WITH LAWS. The Property Manager shall use its diligent best efforts to enforce Tenant's obligations under the Lease regarding the Property's compliance with applicable laws, rules and regulations and the Property Manager shall renew, as necessary, all real estate permits and real estate licenses which are legally required for the real estate operations of the Property. Notwithstanding the foregoing, the Property Manager shall have no obligation to renew or maintain any license or permit required for operation of a Tenant's business upon a Property.

        2.5. PERSONNEL. The Property Manager shall employ, compensate, retain, supervise and discharge such employees as may be necessary for the proper and efficient management and maintenance of the Property as the Property Manager is obligated so to do hereunder, but nothing herein shall obligate the Property Manager to maintain any employees at the Property as on-site managers. The Property Manager shall employ, at its expense, all administrative, clerical and other office personnel necessary to handle general administrative and financial reporting duties set forth in this Agreement.

        2.6. PROFESSIONALS AND CONTRACTORS. The Property Manager shall (i) identify and, upon the prior approval of the Directing Noteholder, enter into contracts with architects, engineers, accountants, attorneys, tradesmen and other independent contractors to perform services; and (ii) supervise the administration and monitor the performance of all work to be performed and services to be rendered under all such contracts. The Property Manager shall use due care in the selection of all such professionals and other independent contractors. However, the Directing Noteholder's prior approval shall not be required (y) in any cases of emergency or where immediate action is necessary for the protection or preservation of the Property or rental revenue, such determination of emergency or immediacy being in the reasonable determination of the Property Manager, provided that the Property Manager shall deliver written notice to Issuer within twenty-four (24) hours after taking any

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such action or (z) for any such services that do not exceed the least of $2,500 per month, $25,000 per contract and $150,000 in the aggregate per year.

        2.7. MAINTENANCE AND REPAIR OF PROPERTY. The Property Manager shall not have the duty to maintain and repair the buildings, appurtenances or grounds of the Property to the extent these are obligations of the Tenant under the Lease. The Property Manager shall, however, have the authority and shall use its best efforts to enforce such obligations of Tenant, and to institute legal proceedings for the enforcement and/or collection therefor, and for the dispossession of Tenants from the Property. In the event that the Property Manager is unable to cause the Tenant to perform its obligations to maintain the Property, the Property Manager shall cause the Property to be maintained and repaired in a good and safe condition, at the expense of the Issuer as set forth herein.

        2.8. TENANT RELATIONS AND DISPUTES.

        (a) The Property Manager shall develop and maintain good relations with Tenants at each Property. The Property Manager shall receive, and use its best efforts to attend to and resolve, all complaints of Tenants and shall attempt to resolve any complaints, disputes or disagreements by or among Tenants.

        (b) The Property Manager shall periodically monitor or cause the periodic monitoring of the occupancy of all Tenants to insure their compliance with the terms and provisions of their respective Leases. The Property Manager shall notify the respective Tenants, the Issuer, the Indenture Trustee and the Directing Noteholder of any violations of such Leases and use reasonable efforts to cause such Tenants to correct such violations promptly.

        2.9. FINANCIAL SERVICES. The Property Manager shall: (i) maintain accounts receivable and delinquency records; (ii) maintain rent rolls; (iii) process and pay operating and capital invoices; (iv) make all other disbursements provided in Paragraph 2.12 below; (v) maintain or cause to be maintained books of account for Issuer's funds; (vi) deliver or cause to be delivered the reports and information required pursuant to Paragraph 2.14 below; and (vii) cause all federal and state income tax returns and other tax returns and reports to be prepared for the Issuer. The Issuer, the Indenture Trustee, the Directing Noteholder and each Noteholder shall have full access, upon reasonable prior notice, to all books, records and financial statements maintained by the Property Manager on behalf of the Issuer.

        2.10. INSURANCE. The Property Manager shall maintain or cause to be maintained on behalf of the Issuer and the Indenture Trustee all forms of insurance required under Section 11.01 of the Indenture.

        2.11. COLLECTION ACCOUNT. (a) The Property Manager shall establish and maintain one or more accounts (collectively, the "Collection Account"), held on behalf of the Indenture Trustee for the benefit of the Noteholders and the Issuer. The Collection Account shall be an Eligible Account. The Property Manager shall deposit or cause to be deposited in the Collection Account, within one Business Day after receipt (in the case of payments by Tenants or other collections on the Leases), the following

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payments and collections received or made by or on behalf of the Property
Manager subsequent to the Closing Date (other than in respect of payments on the Leases due and payable on or before the Closing Date, which payments shall be delivered promptly to USRP or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse): (i) all payments on account of Rent; (ii) all payments of other amounts payable by the Tenants under the Leases (other than amounts in respect of Tenant security deposits and reserve or escrow payments); (iii) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Property; (iv) any amounts required to be deposited by the Property Manager pursuant to the Indenture in connection with losses resulting from a deductible clause in a blanket hazard policy; (v) any other amounts required to be so deposited under this Agreement.

        The Property Manager will instruct each bank at which a lockbox and/or lockbox account is maintained by the Property Manager for the purpose of collecting Rents and other amounts due under Leases, including, without limitation any account to which automated clearing house deposits are made by Tenants, to transfer any of the foregoing collections and payments received in any such lockbox and/or lockbox account to the Collection Account immediately after such funds have cleared and become available in accordance with the policies of such bank. The Property Manager shall not make any withdrawals from any such lockbox or lockbox account except for transfers to the Collection Account as provided in the preceding sentence.

        The foregoing requirements for deposit in the Collection Account shall be exclusive. If the Property Manager shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Property Manager shall not make any withdrawals from the Collection Account except in accordance with Section 2.12 hereof and this
Section 2.11. The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for trust certificates or bonds of other series serviced and the other accounts of the Property Manager.

        (b) Funds in the Collection Account shall be invested in Permitted Investments in accordance with the provisions of Section 2.13.

        (c) Upon the establishment of the Lockbox Account under the Indenture, the Property Manager shall close the Collection Account and deposit all amounts then on deposit in the Collection Account to the Lockbox Account. Thereafter any amounts received by the Property Manager shall be deposited to the Lockbox Account within one Business Day of receipt.

        2.12. WITHDRAWALS FROM THE COLLECTION ACCOUNT.

        By 12:00 p.m. New York City time on each Remittance Date, the Property Manager shall withdraw from the Collection Account and deliver to the Indenture Trustee by wire transfer of immediately available funds, for deposit in the Payment Account under the Indenture, an aggregate amount equal to all funds available in the Collection Account on such Remittance Date (other than any amounts therein that represent collections in respect of the Properties of amounts due thereon after the related Determination Date which amount shall be retained in the Collection Account for distribution on future Remittance Dates) or amounts in respect of Tenant security deposits and

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reserve or escrow payments which amounts shall be deposited into the related
Deposit Account or Escrow Account in accordance with Section 2.16, as applicable within one Business Day after receipt.

        2.13. INVESTMENT OF FUNDS IN THE INVESTMENT ACCOUNTS.

        (a) The Property Manager shall direct any depository institution maintaining the Collection Account, the Deposit Accounts and the Escrow Accounts (collectively, the "Investment Accounts") to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the next succeeding Remittance Date. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in the Investment Account shall be made in the name of the Indenture Trustee (in its capacity as such). The Property Manager shall promptly deliver to the Indenture Trustee, and the Indenture Trustee shall maintain continuous possession of, any Permitted Investment that is either (1) a "certificated security," as such term is defined in the Uniform Commercial Code, or (ii) other property in which a secured party may perfect its security interest by possession under the Uniform Commercial Code or any other applicable law. If amounts on deposit in the Investment Account are at any time invested in a Permitted Investment payable on demand, the Property Manager shall:

                (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                (y) demand payment of all amounts due thereunder promptly upon determination by the Property Manager that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

Interest and investment income realized on funds deposited in the Investment Account for each Collection Period shall be added to the amount remitted to the Indenture Trustee for deposit into the Payment Account on the Remittance Date for such Collection Period unless (with respect to any Deposit Account or Escrow Account) otherwise required by law or the related Lease.

        (b) Whether or not the Property Manager directs the investment of funds in the Investment Account, interest and investment income realized on funds deposited therein shall be added to the amount required to be remitted to the Indenture Trustee in accordance with Section 2.12 on each Remittance Date. If any loss shall be incurred in respect of any Permitted Investment on deposit in the Investment Account, the Property Manager shall promptly deposit therein from its own funds, without right of reimbursement, not later than the end of the Investment Period during which such loss was incurred, the amount of the net investment loss, if any, for such Collection Period.

        (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Indenture Trustee shall take such action

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as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

        2.14. REPORTING.

        (a) Not later than 12:00 p.m. New York City time on the Remittance Date, the Property Manager shall deliver to each of the Issuer, the Indenture Trustee and the Directing Noteholder a report containing such information with respect to the Properties and the Leases as the Indenture Trustee or the Directing Noteholder may reasonably request, including, without limitation, the information set forth on Exhibit A hereto (such report, the "Determination Date Report"), reflecting information as of the close of business on the last day of the related Collection Period, in a mutually agreeable electronic format. The Determination Date Report and any written information supplemental thereto shall include such information with respect to the Properties and the Leases as is required by the Indenture Trustee for purposes for making the calculations and reports required to be made by it under the Indenture. Concurrent with the delivery of the Determination Date Report, the Property Manager shall also deliver a certification by the Property Manager that no Replacement Event (or any other circumstance that but for the passage of time and/or the giving of notice would result in a Replacement Event) under this Agreement then exists and no Default or Event of Default under the Indenture then exists, or, if such a Replacement Event, Default, Event of Default or other circumstance does exist, specifying the details thereof. Such information shall be delivered by the Property Manager to each of the Issuer, the Indenture Trustee and the Directing Noteholder in CMSA format and such electronic or other form as may be reasonably acceptable to the Issuer, the Indenture Trustee or the Directing Noteholder, as applicable.

        (b) So long as USRP is the Property Manager, USRP shall deliver to the Indenture Trustee, the Issuer and the Directing Noteholder:

                  (i) as soon as available and in any event within 90 days (or the next succeeding Business Day if the last day of such period is not a Business Day) after the end of each fiscal year of U.S. Restaurant Properties, Inc. ("USV"), a copy of the audited financial statements (including balance sheet, income statement and, if prepared, statement of cash flows) for such year for USV and its consolidated subsidiaries, certified by independent public accountants or recognized national standing, and

                  (ii) as soon as available and in any event within 45 days (or next succeeding Business Day if the last day of such period is not a Business Day) after the end of each fiscal quarter of USV, a balance sheet of USV and any consolidated subsidiaries of USV, as of the end of such quarter, and statements of income of USV and any consolidated subsidiaries of USV, for such quarter, certified by the chief financial officer or chief accounting officer of USV and stating the information set forth therein fairly presents the financial condition of USV and any consolidated subsidiaries of USV in accordance with GAAP as of and for the periods then ended, subject to normal year-end adjustments.

        (c) On each Remittance Date, the Property Manager shall determine whether the amount being remitted from the Collection Account to the Indenture Trustee on such Remittance Date will be sufficient to pay the all of the amounts required to be paid pursuant to clauses (i) through (v) of

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Section 3.02(b) of the Indenture on the immediately succeeding Payment Date. In the event the Property Manager determines that such funds will not be sufficient to pay all of such amounts on such Payment Date (a "Shortfall"), the Property Manager shall notify the Indenture Trustee, the Issuer and the Directing Noteholder of such Shortfall on or before 12:00 p.m. New York City time on such Remittance Date.

        2.15 SUBSTITUTION. The Property Manager shall take all actions reasonably required in connection with the substitution of a Qualified Substitute Franchise Unit for a Defective Franchise Unit, as those terms are defined in the Contribution Agreement.

        2.16 DEPOSIT ACCOUNT AND ESCROW ACCOUNTS.

        (a) The Property Manger shall establish and maintain one or more accounts (the "Deposit Accounts"), into which all cash Tenant security deposits shall be deposited and retained. Each Deposit Account shall be an Eligible Account, unless otherwise required under the related Lease. Withdrawals of amounts so deposited into a Deposit Account may be made only: (i) as directed by the Issuer in writing; (ii) to refund to Tenants any sums required pursuant to the Lease; (iii) to clear and terminate the Deposit Account at the termination of this Agreement or (iv) to withdraw any amounts deposited in error. Funds on deposit in the Deposit Accounts shall be invested in Permitted Investments in accordance with Section 2.13, unless otherwise required by law or the terms of the related Lease. The Property Manager shall pay interest and investment income, if any, earned on the investment of funds in Deposit Accounts maintained thereby to the related Tenants, if required by law or the terms of the related Lease, or, if not so required, to the Collection Account for remittance to the Indenture Trustee on each Remittance Date in accordance with Section 2.12.

        (b) The Property Manager shall establish and maintain one or more accounts (the "Escrow Accounts"), into which all reserve and/or escrow payments made by or on behalf of the Tenants under the Leases, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made only to pay for, or to reimburse the related Tenant in connection with, the purposes for which such reserve or escrow payments were made in accordance with the related Lease and/or any agreement with the related Tenant governing such reserve and/or escrow payments. All Escrow Accounts shall be Eligible Accounts, unless otherwise required by the related Lease and/or any agreement with the related Tenant governing such reserve and/or escrow payments.

                                  ARTICLE III
                              THE PROPERTY MANAGER

        3.1. COMPENSATION OF PROPERTY MANAGER. The compensation which Property Manager shall be entitled to receive for services performed as Property Manager under this Agreement shall be a monthly fee (the "Property Management Fee") of 0.01% of the Value of each Property as of the related Determination Date, payable on the related Payment Date in accordance with Section 3.02(b) of the Indenture. Notwithstanding anything to the contrary contained herein, the Property Management Fee shall be payable solely from the proceeds of the Collateral in the priority and manner set forth in the Indenture.

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

        3.2. USE AND MAINTENANCE OF PROPERTIES. The Property Manager agrees to not knowingly allow any Tenant to use or operate the Property for any purpose which might void any policy of insurance held by Issuer or the Indenture Trustee or which might render any loss thereunder uncollectible, or which would be in violation of any governmental restriction, including but not limited to using, generating, manufacturing, producing, storing, releasing, discharging, treating, or disposing of, on, under, from or about a Property any Hazardous Materials in violation of any Environmental Laws or allow any other person or entity to do so. The Property Manager shall use its best efforts to secure full compliance by Tenants with the terms and conditions of their respective Leases. The Property Manager shall be expected to use its best efforts to perform such other acts and deeds as are reasonable, necessary and proper in the discharge of its duties under this Agreement.

        3.3. QUARTERLY STATEMENT AS TO COMPLIANCE.

        The Property Manager shall deliver to the Issuer, the Indenture Trustee and the Directing Noteholder, as soon as available and in any event by March 31, June 30, September 30 and December 31 of each year (or the next succeeding Business Day if any such day is not a Business Day), beginning March 31, 2001, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Property Manager during the three calendar month period then ended, and of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Property Manager complied in all material respects throughout such period with the minimum servicing standards in the Uniform Single Attestation Program for Mortgage Bankers, to the extent applicable, and fulfilled in all material respects throughout such period its obligations under this Agreement or, if there was noncompliance with such standards or a default in the fulfillment of any such obligation in any material respect, such Officer's Certificate shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

        3.4. REPORTS BY INDEPENDENT PUBLIC ACCOUNTANTS.

        On or before September 30 of each year, beginning September 30, 2001, the Property Manager, at its expense, shall cause a firm of independent public accountants (which may also render other services to the Property Manager) to furnish to the Issuer, the Indenture Trustee and the Directing Noteholder a report containing such firm's opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion made pursuant to Section 3.3 regarding compliance by the Property Manager with the minimum servicing standards in the Uniform Single Attestation for Mortgage Bankers during the preceding fiscal year is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such institute's standards require it to report.

        3.5. ACCESS TO CERTAIN INFORMATION.

        The Property Manager shall afford to the Issuer, the Indenture Trustee, the Directing Noteholder, each Noteholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Noteholder, access to any records regarding

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

the Properties and the Leases and its servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Issuer or the Noteholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Property Manager.

        3.6. PROPERTY MANAGER REPLACEMENT EVENTS.

        (a) "Replacement Event" means any one of the following events:

                  (i) any failure by the Property Manager to remit to the Collection Account, the Lockbox Account or the Payment Account (or to the Indenture Trustee for deposit into the Payment Account) any amount as and when required to be so remitted pursuant to the terms of this Agreement; or

                  (ii) any failure on the part of the Property Manager duly to observe or perform any other of the covenants or agreements on the part of the Property Manager contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Property Manager by any other party hereto or the Directing Noteholder; or

                  (iii) any breach on the part of the Property Manager of any representation or warranty contained in this Agreement; or

                  (iv) there shall have been commenced before a court or agency or supervisory authority having jurisdiction in the premises an involuntary proceeding against the Property Manager under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding_up or liquidation of its affairs, which action shall not have been dismissed for a period of 60 days; or

                  (v) the Property Manager shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (vi) the Property Manager shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any action in furtherance of the foregoing; or

                  (vii) the Property Manager shall assign any of its obligations hereunder to any other Person (other than any such assignment permitted by the terms hereof); or

                  (viii) the Directing Noteholder shall elect in its sole and absolute discretion to replace the Property Manager; or

                  (ix) the Issuer or the Indenture Trustee shall have received written notice from any Rating Agency that the continuation of the Property Manager in such capacity would result in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Note.

The Property Manager will notify the Issuer, the Indenture Trustee and the Directing Noteholder of the occurrence of a Replacement Event or an event which, with the giving of notice or the expiration of any cure period, or both, would constitute a Replacement Event promptly upon obtaining knowledge thereof.

        (b) If any Replacement Event shall occur, the Directing Noteholder may, in its sole and absolute discretion, terminate, by notice in writing to the Property Manager (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Property Manager under this Agreement. From and after the receipt by the Property Manager of such written notice and if a successor property manager is not immediately named, all authority and power of the Property Manager under this Agreement, whether with respect to the Issuer or the Properties or the Leases or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section, and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Property Manager, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Properties, the Leases and related documents, or otherwise, and to appoint a successor property manager approved by the Directing Noteholder in its sole discretion. The Property Manager agrees that, if it is terminated pursuant to this Section, it shall promptly (and in any event not later than ten Business Days subsequent to its receipt of the notice of termination) provide the Indenture Trustee or the successor property manager with all documents and records requested thereby to enable the Indenture Trustee or the successor property manager to assume the Property Manager's functions hereunder, and shall cooperate with the Indenture Trustee or the successor property manager in effecting the termination of the Property Manager's responsibilities and rights hereunder, including the transfer within two Business Days to the Indenture Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Property Manager to the Collection Account or thereafter be received by or on behalf of it with respect to any Lease or Property (provided, however, that the Property Manager shall, if terminated pursuant to this Section, continue to be obligated for or entitled to pay or receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination). Any costs or expenses in connection with any actions to be taken by the Property Manager pursuant to this paragraph shall be borne by the Property Manager.

        3.7. INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

        On and after the time the Property Manager receives a notice of termination pursuant to Section 3.6, the Indenture Trustee if a successor property manager is not named shall be the

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

successor in all respects to the Property Manager in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Property Manager by the terms and provisions hereof; provided that any failure to perform such duties or responsibilities caused by the Property Manager's failure to cooperate or to provide information or monies required by Section 3.6 shall not be considered a default by the Indenture Trustee hereunder. Neither the Indenture Trustee nor any other successor shall be liable for any of the representations and warranties of the terminated party or for any losses incurred by the terminated party. As compensation therefore, the Indenture Trustee or other successor property manager shall be entitled to all fees and other compensation which the terminated party would have been entitled to for future services rendered if the terminated party had continued to act hereunder. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if Directing Noteholder so requests in writing to the Indenture Trustee, promptly appoint a successor to the Property Manager in accordance with the instructions of the Directing Noteholder (or, if the Directing Noteholder fails to give such instructions, promptly appoint, or petition a court of competent jurisdiction to appoint, any established commercial lease servicing institution acceptable to the Directing Noteholder) as the successor to the Property Manager hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Property Manager hereunder. No appointment of a successor to the Property Manager hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Indenture Trustee shall act in such capacity as herein provided. In connection with any such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation, which shall accrue from the date of such appointment and assumption, of such successor out of payments on the Leases or otherwise as it, the Directing Noteholder and such successor shall agree; provided, however, that no such compensation shall be in excess of that provided herein, unless the Directing Noteholder agrees otherwise. The Issuer, the Indenture Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

        3.8. ASSIGNMENT; BENEFICIARIES. Neither the Issuer nor the Property Manager shall assign its rights and/or obligations under this Agreement (except, in the case of the Issuer, to the Indenture Trustee in accordance with the Indenture) without the prior written consent of the Indenture Trustee and the Directing Noteholder. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Issuer, the Indenture Trustee, the Directing Noteholder and the Noteholders. No other person, including any Tenant, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

        3.9. NOTICES. All notices required or permitted by this Agreement shall be in writing and shall be sent by facsimile confirmed by the sender when followed by U.S. mail, mailed no later than the following day or by registered or certified mail, or by overnight courier service, addressed in the case of:

Issuer:

USRP Funding 2001-A, L.P.

12240 Inwood Road, Suite 300
Dallas, Texas 75244
Attention:  Asset Management Department
Telephone: (972) 387_1487
Facsimile: (972) 490-9119

Property Manager:

U.S. Restaurant Properties Operating, L.P.
12240 Inwood Road, Suite 300
Dallas, Texas 75244
Attention:  Asset Management Department
Telephone: (972) 387_1487
Facsimile: (972) 490-9119

Indenture Trustee:

Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attention: Corporate Trust Services (CMBS) - USRP 2001-A
Telephone: 410-884-2000
Facsimile: 410-884-2360

Directing Noteholder:

Banc of America Mortgage Capital Corporation
100 North Tyron Street
Charlotte,  NC 28255
Attention: Jeffrey B. Hoyle
Telephone: 704-388-4385
Facsimile: 704-388-8841

or to such other address and facsimile number as shall, from time to time, have been designated by written notice by such party given to the other parties as herein provided.

        3.10. SECURITY DEPOSITS. The Property Manager shall maintain any Tenant security deposits or other Tenant security in the Collection Account and shall utilize such solely in accordance with the terms of the related Lease.

        3.11. ISSUER DEBTS. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture between the Issuer and the Property Manager or to cause the Property Manager to be responsible in any way for the debts or obligations of the Issuer or any other party (but nothing contained herein shall affect the Property Manager's responsibility to transmit payments for the account of the Issuer as provided herein), it being the intention of the parties that the only relationship hereunder is that of agent and principal, and the Property Manager shall not represent to anyone that its relationship to Issuer is other than that set forth herein.

                                   ARTICLE IV
                                  MISCELLANEOUS

        4.1. MISCELLANEOUS.

        (a) This Agreement shall constitute the entire agreement between the parties hereto and no modification thereof shall be effective unless made by supplemental agreement in writing executed by the parties hereto.

        (b) Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between the Issuer, its successors or assigns, on the one part, and the Property Manager, it successors or assigns on the other part.

        (c) If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of such provisions shall not be affected thereby.

        (d) Unless the context clearly requires otherwise, the singular number herein shall include the plural, the plural number shall include the singular and any gender shall include all genders. Titles and captions herein shall not affect the construction of this Agreement.

        (e) This Agreement may not be amended, terminated, supplanted or superceded without the prior written consent of each of the parties hereto and the Directing Noteholder.

        (f) The Directing Noteholder shall be a third party beneficiary to this Agreement, entitled to enforce the provisions hereof as if a party hereto.

        4.2. CHOICE OF LAW.

        THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        4.3. VENUE; JURISDICTION. Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and each of the parties hereto irrevocably submits to the Jurisdiction of each such court in respect of any such action or proceeding. Each of the parties hereto hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

        4.4. TERM. This Agreement shall remain in full force and effect until terminated by mutual agreement of the parties hereto with the consent of the Directing Noteholder, and if not terminated before the Final Payment Date, shall terminate on the Final Payment Date.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument executed by their duly authorized representatives.


                                   USRP FUNDING 2001-A, L.P.
                                        By: USRP (SFGP), LLC



                                   By:  /S/ FRED MARGOLIN
                                        ----------------------------------------
                                        Name: Fred Margolin
                                        Title: Manager


                                   U.S. RESTAURANT PROPERTIES OPERATING, L.P.
                                        By:USRP MANAGING, INC.



                                   By:  /s/ FRED MARGOLIN
                                        ----------------------------------------
                                        Name: Fred Margolin
                                        Title: President


                                   WELLS FARGO BANK MINNESOTA, N.A.
                                   as Indenture Trustee



                                   By:
                                   Name:
                                   Title:

                                    EXHIBIT A

                        FORM OF DETERMINATION DATE REPORT